UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2023

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

245 South Executive Drive, Suite 100

Milwaukee, WI 53005

(Address of principal executive offices and zip code)

(414) 290-0190

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 11, 2023, plaintiff Robert Garfield (“Plaintiff”) filed a putative stockholder class action complaint (the “Complaint”) in the Court of Chancery of the State of Delaware (the “Court”) against REV Group, Inc. (the “Company” or “REV”), the members of the Company’s Board of Directors (the “Director Defendants”), and American Industrial Partners (“AIP,” and together with REV and the Director Defendants, the “Defendants”) under the caption Garfield v. Bamatter, et al., C.A. No. 2023-0703-SG (the “Action”), relating to the Company’s approval on June 1, 2023, of the repurchase of up to $175.0 million of REV’s outstanding common stock (the “Share Repurchase Authorization”). The Complaint alleged that the Company approved the Share Repurchase Authorization in order for AIP to attain a majority equity stake in the Company without paying a control premium. The Action sought, among other forms of relief, an injunction against the Defendants to prohibit the Company from repurchasing its outstanding common stock pursuant to the Share Repurchase Authorization to the extent such repurchases would cause AIP’s equity stake in the Company to surpass 50.0%. On July 14, 2023, REV’s Board of Directors executed a Unanimous Written Consent (the “Written Consent”), which stated that, in order to clarify and give effect to the Board of Directors’ intention at the time that it approved the Share Repurchase Authorization, REV shall not acquire any shares of its common stock pursuant to the Share Repurchase Authorization if, after giving effect to such repurchase and any related repurchases or other transactions, the shares of the Company’s common stock held by AIP would represent more than 46.4% (such percentage being the percentage that the shares of common stock held by AIP represented as reported by the Company in its most recent quarterly report filed prior to the date of the Share Repurchase Authorization) of the Company’s then-outstanding shares of common stock. The Written Consent mooted the allegations in the Complaint.

On July 21, 2023, the Court entered an order dismissing the Action as moot and retaining jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses to Plaintiff’s counsel. The Company subsequently agreed to pay $550,000.00 to Plaintiff’s counsel, on behalf of all Defendants, in full satisfaction of the claim for attorneys’ fees and expenses in the Action. On August 23, 2023, the Court entered an order closing the case, subject to REV filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: August 25, 2023	By:	/s/ Mark A. Skonieczny
Mark A. Skonieczny
Chief Executive Officer